EXHIBIT 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
AMERCO
Reno, NV
      We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (no. 333-10119, 333-73357, 333-48396 and 33-56571) of AMERCO and consolidating entities of our report dated June 16, 2005, relating to the consolidated financial statements of SAC Holding II Corporation and its subsidiaries’ consolidated in the Company’s Annual Report on Form 10-K for the year ended March 31, 2005.

/s/ Semple & Cooper, LLP
Phoenix, Arizona
June 21, 2005